COMPX ANNOUNCES REGULAR QUARTERLY DIVIDEND

AND

RESULTS OF THE ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 24, 2023 . . . CompX International Inc. (NYSE American:  CIX) announced today that its board of directors has declared CompX’s regular quarterly dividend of twenty-five cents ($0.25) per share on its class A common stock, payable on June 13, 2023 to stockholders of record at the close of business on June 5, 2023.

CompX also announced that at its annual stockholder meeting held on May 24, 2023, its stockholders:

●	elected each of Thomas E. Barry, Loretta J. Feehan, Terri L. Herrington, Scott C. James, Kevin B. Kramer, Ann Manix, Michael S. Simmons and Mary A. Tidlund as a director for a one-year term;

●	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2023 annual stockholder meeting; and

●	approved, on a nonbinding advisory basis, an annual nonbinding advisory vote on named executive officer compensation as such compensation is disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

CompX is a leading manufacturer of security products and recreational marine components.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700